UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 2, 2014
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
Thomas C. Roberts retired from the Board of Directors effective January 2, 2014. As previously reported, Mr. Roberts had notified the Company in July 2013 that he intended to retire from the board before the end of the calendar year.

(d)
On January 3, 2014, the Board of Directors appointed Santiago Creel Miranda to serve as a director until the next annual meeting of the Company's stockholders or, if earlier, until his resignation or removal. A copy of the Company's press release announcing this appointment is attached as Exhibit 99.1. Mr. Creel has not yet been appointed to serve on any of the Board’s committees.

Since April 2013, Mr. Creel has served as an advisor to Prestaciones Finmart, S.A.P.I. de C.V., SOFOM (doing business under the names "Crediamigo" and "Adex"), the Company's majority owned subsidiary and a leading provider of payroll deductions loans in Mexico, and has been paid a monthly retainer of 100,000 MXP (approximately USD $7,600) for such services.
As a director, Mr. Creel will participate in the standard compensation plan for non-employee directors. Pursuant to that plan, non-employee directors receive an annual retainer fee ($80,000 for fiscal 2014) and an annual grant of restricted stock (10,000 shares for fiscal 2014). The annual cash retainer fee is paid quarterly, and the annual restricted stock awards are generally made on or about October 1 of each year. Mr. Creel's restricted stock award will be made as soon as practicable following the date of his appointment.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date: January 6, 2014	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated January 6, 2014, announcing the appointment of Santiago Creel Miranda to the EZCORP Board of Directors.